Exhibit 99.3

MILLER ENERGY Resources RECEIVES $31.2 MILLION TAX CREDIT certificate

NEAR TERM LIQUIDITY EXCEEDS $70.0 MILLION

ANCHORAGE, AK – (August, 21 2014). Miller Energy Resources, Inc. (the “Company” or “Miller”) (NYSE: MILL) today announced that it has received a certificate for approximately $31.2 million of tax credits. The tax credits are submitted for reimbursement and are anticipated to be received in cash over the next few weeks.

“We continue to benefit greatly from State of Alaska tax credits,” explained John Brawley, Chief Financial Officer of Miller. “With $31.2 million of tax credits, the $18.4 million in gross proceeds we expect to raise from the public offering of our Series D Preferred Stock, launched yesterday, and $24.0 million available under our revolver, we now have over $70 million in near-term liquidity, in addition to our operating revenue. We are excited about our drilling program and have the infrastructure, reserves and liquidity in place to convert those opportunities into significant production and cash flow.”

The public offering of the Company’s Series D Preferred Stock (the “offering”) referred to above is being made pursuant to the Company’s existing effective shelf registration statement, previously filed with the Securities and Exchange Commission (“SEC”). A final prospectus supplement relating to the offering will be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The offering of these securities will be made only by means of a prospectus and related prospectus supplement, when available. Before you invest, you should read the prospectus in the registration statement and related prospectus supplements and other documents that the Company has filed with the SEC for more complete information about the Company and this offering. Copies of the prospectus and accompanying preliminary prospectus supplement relating to these securities may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov or by written request to Miller Energy Resources, Inc., 9721 Cogdill Road, Suite 302, Knoxville, TN 37932. Alternatively, you may obtain these documents by contacting the underwriters at MLV & Co. LLC, 1251 Avenue of the Americas, New York, NY 10020, Attention: Randy Billhardt, Email: rbillhardt@mlvco.com; Telephone: (212) 542-5882.

About Miller Energy Resources

Miller Energy Resources is an oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America. Miller's focus is in Cook Inlet, Alaska and in the heart of Tennessee's Appalachian Basin including the Mississippian Lime and Chattanooga Shale. Miller is headquartered in Knoxville, Tennessee with offices in Anchorage, Alaska and Huntsville, Tennessee. The Company's common stock is listed on the NYSE under the symbol MILL.

Statements Regarding Forward-Looking Information

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as "believe," "expect," "anticipate," "intend," "plan," "should," "may," "will," believes," "continue," "strategy," "position" or the negative of those terms or other variations of them or by comparable terminology. A discussion of these risk factors is included in the Company's periodic reports filed with the SEC.

Investor Relations Contact

Derek Gradwell

SVP Natural Resources

MZ Group North America

Phone: 512-270-6990

Email: dgradwell@mzgroup.us

Web: www.mzgroup.com